Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In  connection  with the Quarterly Report of Atlas Mining Company on Form 10-QSB for the period ending  March 31, 2007 as filed with the Securities and Exchange  Commission  on the date  hereof,  I, William Jacobson,  Chief  Executive Officer and Principal Financial Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Atlas Mining Company

Date: May 14, 2007	By:	/s/ William Jacobson
William Jacobson
Chief Executive Officer, Principal Financial Officer